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                                                                    EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

      This Settlement Agreement is entered into by and among Coram Resource Network, Inc., and Coram Independent Practice Association, each a debtor and debtor in possession (collectively, the "R-Net Subsidiaries"), in the jointly administered chapter 11 case No. 99-2889 (MFW) pending in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and Coram Healthcare Corporation and Coram, Inc. each a debtor and debtor in possession (collectively, the "Coram Debtors") in the jointly administered chapter 11 case No. 00- 3299 (MFW) pending in the Bankruptcy Court. The Coram Debtors and the R-Net Subsidiaries are referred to herein collectively as the "Parties."

                                    RECITALS

      WHEREAS on August 8, 2000 (the "Coram Petition Date"), the Coram Debtors commenced voluntary cases under chapter 11 of title 11, United States Code (the "Bankruptcy Code");

      WHEREAS on the Coram Petition Date, the Coram Debtors filed a Disclosure Statement and a Joint Plan of Reorganization (as subsequently amended, the "Plan") in the Bankruptcy Court;

      WHEREAS on August 19, 1999, certain creditors of R-Net filed an involuntary petition against R-Net, which R-Net answered on September 13, 1999 and the R-Net Subsidiaries commenced voluntary cases under chapter 11 of the Bankruptcy Code on November 12, 1999;

      WHEREAS the Board of Directors of the R-Net Subsidiaries appointed Hobart Truesdell as the Chief Restructuring Officer for the R-Net Subsidiaries;

      WHEREAS on September 11, 2000 the R-Net Subsidiaries filed a motion seeking to substantively consolidate the estates of the R-Net Subsidiaries and the Coram Debtors and on October 6, 2000, the Coram Debtors filed an objection thereto;

      WHEREAS the R-Net Subsidiaries and the Coram Debtors have timely filed proofs of claim against each other's estates;

      WHEREAS as part of the settlement set forth herein, the R-Net Subsidiaries have withdrawn the Substantive Consolidation Motion without prejudice;

      WHEREAS the Parties desire to settle, resolve and conclude all of their claims and disputes;

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants,

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and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. SUBSTANTIVE CONSOLIDATION MOTION. Upon the earlier of (a) approval of the terms of the settlement by the official committees in the Coram Debtors' cases and the R-Net Subsidiaries cases, or (b) entry of the Withdrawal Order (as defined below), the Substantive Consolidation Motion shall be withdrawn with prejudice (the "Withdrawal").
2.
3. CASH PAYMENT. Within five business days of entry of orders in each of the Coram Debtors' and R-Net Subsidiaries chapter 11 cases approving the Withdrawal (the "Withdrawal Orders"), the Coram Debtors shall pay the R-Net Subsidiaries $500,000 in cash (the "Cash Payment") by certified check or by wire transfer of immediately available funds.
4.
5. CLAIM WITHDRAWALS. Upon entry of Approval Orders (which includes the claim withdrawals and releases set forth in this paragraph in addition to the Withdrawal) in the R-Net Subsidiaries' and the Coram Debtors' chapter 11 cases,
(i) the Coram Debtors shall withdraw their claims against the R-Net Subsidiaries, (ii) the R-Net Subsidiaries shall withdraw their claims against the Coram Debtors and (iii) the Coram Debtors and the R-Net Subsidiaries shall exchange mutual general releases with respect to any and all claims against such entities and their present and former officers , directors and employees (collectively, the "Debtor Releases").
6.
7. COMMITTEE APPROVAL. (i) If the Creditors Committee in the R-Net Subsidiaries' cases supports this Settlement Agreement including the Debtor Releases between the Coram Debtors and the R-Net Subsidiaries, described above, and the Approval Order is entered in the R-Net Subsidiaries' and the Coram Debtors' chapter 11 cases, the Cash Payment shall be increased to $750,000 and (ii) in addition to the foregoing, if each of the members of the Creditors Committee in the R-Net Subsidiaries cases provide releases to the Coram Debtors prior to or simultaneously with the entry of the Approval Order, with respect to any claims or causes of action relating to or arising from the committee members relationship with or business dealings with the R-Net Subsidiaries, upon entry of the Approval Order, the Cash Payment shall increase to $1 million.
8.
9. COURT APPROVAL. The Coram Debtors and the R-Net Subsidiaries shall each file a motion seeking entry of an order approving all the terms of this Settlement Agreement (each, an "Approval Order") in its respective case on or before the later of (i) December 1, 2000 or (ii) three business days after execution of this Settlement Agreement by the Parties and each shall use its reasonable best efforts to prosecute such motions notwithstanding approval or non-approval by their respective committees. The Coram Debtors shall use their reasonable best efforts to have a hearing on the motion in its case (the "Coram Motion") on December 1, 2000. If the Bankruptcy Court approves the Withdrawal, but not the Debtor Releases, (I.E., the Bankruptcy Court enters Withdrawal Orders, but not Approval Orders) the Cash Payment remains at $500,000 and none of the Debtor Releases shall be of any force or effect. The Parties recognize that the Bankruptcy Court may enter Withdrawal Orders, but not Approval Orders, but that entry of the Approval Orders includes, and obviates the need for entry of the Withdrawal Orders hereunder.
10.

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11.   WITHDRAWAL OF OBJECTIONS.  Upon filing of the Coram Motion the R-Net
Subsidiaries shall withdraw the objection the Debtors' Application to Approve settlement agreement with Aetna U.S. Healthcare, Inc.
12.
13. PLAN CONFIRMATION. The R-Net Subsidiaries will not oppose confirmation of the Plan as filed with the Bankruptcy Court or as may be modified by the Coram Debtors, unless the modifications to the Plan materially adversely affects the rights of the R-Net Subsidiaries.
14.
15. BANKRUPTCY COURT APPROVAL. Except where specifically provided herein, this Agreement and the obligations of the parties hereunder are subject to entry of the Approval Orders.
16.
17. AUTHORIZATION. Each person signing below represents and warrants that subject to the approval set forth herein he or she has authority to bind the party on behalf of whom he or she is signing.
18.
19. BINDING ON SUCCESSORS. This Agreement, and the covenants contained herein, shall apply to, be binding upon and inure to the administrators, executors, legal representatives, assignees, successors, agents and assigns of the Parties hereto, including any Trustee(s) that may be appointed or elected for the Estates, or any of them, under the Bankruptcy Code.
20.
21. CONSTRUCTION. This Agreement shall not be construed against the party preparing it, but shall be construed as if both Parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against one party.
22.
23. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.
24.
25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
26.
27.

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      IN WITNESS HEREOF, the Parties have executed and delivered this Agreement as of December ___, 2000.

CORAM HEALTHCARE CORPORATION        CORAM RESOURCE NETWORK, INC.,

/s/  SCOTT T. LARSON                     /s/    HOBART G. TRUESDELL
-------------------------------          --------------------------------------
By:  Scott T. Larson                           By:  Hobart G. Truesdell
Its:   Senior Vice President                   Its:  Chief Restructuring Officer


CORAM, INC.                               CORAM INDEPENDENT PRACTICE
                                          ASSOCIATION, INC.

/s/  SCOTT T. LARSON                     /s/    HOBART G. TRUESDELL
-------------------------------          ---------------------------------------
By: Scott T. Larson                            By:   Hobart G. Truesdell
Its: Senior Vice President                     Its:  Chief Restructuring Officer


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